UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LUXURBAN HOTELS INC.

(Exact name of registrant as specified in its charter)

Delaware	82-3334945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2125 Biscayne Blvd, Suite 253
Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which is to be registered
13.00% Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-274308 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED
IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 13.00% Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”) of LuxUrban Hotels Inc. (the “Registrant”). Descriptions of the Series A Preferred Stock are contained in a prospectus, dated September 13, 2023 (the “Prospectus”), constituting part of the Registrant’s Registration Statement on Form S-3 (File No. 333-274308), and a supplement to the Prospectus dated October 24, 2023 (the “Prospectus Supplement”) and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Registrant’s preferred stock contained in the Prospectus under the heading “Description of Preferred Stock” and the description of the Series A Preferred Stock contained in the Prospectus Supplement under the heading “Description of Series A Preferred Stock” are hereby incorporated by reference and made part of this registration statement in their entirety.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Exhibit
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-262114) filed with the SEC on January 12, 2022).
3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-262114) filed with the SEC on April 15, 2022).
3.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
3.4	Certificate of Conversion from LLC to “C” corporation (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report Form 10-Q filed with the SEC on May 9, 2023).
3.5	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-262114) filed with the SEC on January 12, 2022).
3.6	Certificate of Designations of the Company of 13.00% Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share.
4.1	Specimen Preferred Stock Certificate representing the shares of 13.00% Series A Cumulative Redeemable Preferred Stock, par value $0.00001 per share.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 26, 2023	LUXURBAN HOTELS INC.

	By:	/s/ Brian Ferdinand
	Name:	Brian Ferdinand
	Title:	Chief Executive Officer and Chairman

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